UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 18, 2018

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On May 18, 2018, the Board of Directors for the NorthWest Indiana Bancorp (the “Bancorp”), the holding company for Peoples Bank, declared a quarterly dividend of $0.30 (thirty cents), which is a $0.01 (one cent) per share increase in its quarterly cash dividend paid to shareholders. On May 21, 2018, the Bancorp issued a press release reporting the dividend increase. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2018, the Bancorp’s Board approved amended and restated by-laws of the Bancorp (the “Amended By-Laws”) to be effective as of May 18, 2018, to effectuate various updates to the by-laws and in response to developments in corporate governance law and practice. The material changes included in the Amended By-Laws accomplish the following:

•	Add a definitions and abbreviations section to the by-laws (new Article I).

•	Clarify the method in which the Board may fix record dates for shareholders’ meetings, permit the electronic submission of proxies and the requirements therefor, and clarify the requirements for shareholders to participate in meetings by remote communication (Article II, Sections 2.1, 2.8 and 2.11).

•	Expand the by-laws to require shareholders provide advance notice to the Bancorp of shareholder proposals and other business to be considered at shareholders’ meetings and advance notice of shareholder nominations for director elections at annual shareholders’ meetings, as well as the information required to be submitted by shareholders in connection with any shareholder proposal or director nomination (new Sections 2.12 and 2.13 of Article II).

•	Update the provision governing the composition of the Board by fixing the number at three or more members, the exact number to be determined from time to time by resolution of the Board, and by clarifying the process by which a Director may resign (Article III, Section 3.1).

•	Add a provision delineating the process by which stock of any corporation owned or controlled by the Bancorp may be voted (new Section 5.4 of Article V).

•	Update the provisions governing the issuance of share certificates to permit the issuance of uncertificated shares and address the process for maintaining the records of issuance for uncertificated shares (Article VI, Section 6.1).

•	Update and clarify the provisions related to the contents of stock certificates, the transfers of stock, the maintenance of the Bancorp’s stock records, and the process for dealing with lost or stolen share certificates and uncertificated shares (changes to Article VI, Sections 6.2 through 6.6).

•	Add a provision delineating the exclusive forum for the adjudication of certain claims brought against or in the name of the Bancorp, in accordance with Section 23-1-22-2 of the IBCL (new Section 7.4 of Article VII).

The foregoing description of the changes reflected in the Amended By-Laws is a summary and is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On May 18, 2018, in conjunction with the approval of the Amended By-Laws, the Bancorp’s Board of Directors adopted a resolution setting the size of the Board at eleven (11) members.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of NorthWest Indiana Bancorp (Amended and Restated as of May 18, 2018).

99.1	Dividend Press Release dated May 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018

NORTHWEST INDIANA BANCORP

	By:	/s/ Robert T. Lowry
		Name:	Robert T. Lowry
		Title:	Executive Vice President, Chief
Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of NorthWest Indiana Bancorp (Amended and Restated as of May 18, 2018)

99.1	Dividend Press Release dated May 21, 2018